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                                                                  EXHIBIT 3.14.1

                            ARTICLES OF AMENDMENT TO
                          ARTICLES OF INCORPORATION OF
                           JOHN BLUDWORTH MARINE, INC.


         Pursuant to the terms and provisions of Article 4.04 of the Texas Business Corporation Act, John Bludworth Marine, Inc., a Texas corporation, adopts the following Articles of Amendment to its Articles of Incorporation.


                                       I.

         The name of the corporation is John Bludworth Marine, Inc.


                                       II.

         The Articles of Incorporation are amended as follows:


         Article One of the Articles of Incorporation shall be amended in its entirety by substituting the following therefor:


         "The name of the corporation is Newpark ShipbuildingCPasadena, Inc."


                                      III.

         Each amendment made by the Articles of Amendment to the Articles of Incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act. The Articles of Amendment to the Articles of Incorporation, including each amendment set forth above, were adopted by the shareholders of the corporation on July 31, 1998.

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                                       IV.

         The number of shares of the corporation outstanding at the time of the adoption of, and entitled to vote on, these amendments was One Hundred (100).


                                       V.

         The number of shares that voted for these amendments was One Hundred
(100), and no shares were voted against the amendment.


                                       VI.

         The Articles of Amendment to the Articles of Incorporation do not provide for an exchange, reclassification or cancellation of issued shares.


                                      VII.


         The Articles of Amendment to the Articles of Incorporation do not effect a change in the amount of stated capital.


         Dated: July 31, 1998.


                                       JOHN BLUDWORTH MARINE, INC.


                                       BY: /s/ FRANK W. EAKIN
                                          --------------------------------------
                                           FRANK W. EAKIN
                                           PRESIDENT